EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated January 13, 2012, except for Notes 7, 14 and the Statement of Cash Flows, for which the date is March 14, 2012, relating to the financial statements of AQUALIV TECHNOLOGIES, INC. AND ITS WHOLLY-OWNED SUBSIDIARIES.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Bongiovanni & Associates CPA’s

Mike Bongiovanni, CPA, Principal

19720 Jetton Road, 3rd Floor

Cornelius, NC 28031

Tel: 704-892-8733

Fax: 704-892-6487

Email: mikebongiovanni@msn.com

/s/ Bongiovanni & Associates C.P.A’s

Bongiovanni & Associates C.P.A’s

November 27, 2012